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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF NRG SOUTH CENTRAL GENERATING LLC

    NRG Sterlington Power LLC
    Louisiana Generating LLC
    NRG New Roads Holdings LLC
    Big Cajun I Peaking Power LLC
    NRG Sabine River Works GP LLC
    NRG Sabine River Works LP LLC

    *Each 100% owned.